CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 16, 2005, relating to the financial statements and financial highlights which appears in the October 31, 2005 Annual Report to Shareholders of Legg Mason Classic Valuation Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, Maryland
February 24, 2006